Exhibit 99.1

Cash America Reports Second Quarter Net Income Increase of 12% and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--July 26, 2012--Cash America International, Inc. (NYSE: CSH) reported today that its net income for the second quarter ended June 30, 2012 was up 12% to $29,820,000 (94 cents per share), which compares to the second quarter 2011 net income of $26,981,000 (84 cents per share). Earnings per share for the second quarter of 2012 were slightly below analysts’ consensus estimates of 96 cents per share, as reported by ThomsonReuters First Call. The Company’s outlook for earnings expectations has not been updated since July 21, 2011 due to the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission by the Company’s wholly-owned subsidiary that comprises its e-commerce segment, Enova International, Inc. (“Enova”), on September 15, 2011 for the proposed offering of Enova’s common stock in an initial public offering. However, in a separate press release today the Company announced that its Board of Directors unanimously approved the withdrawal of Enova’s Registration Statement, and the Company filed an application for withdrawal of the Registration Statement on July 25, 2012.

Total revenue during the second quarter of 2012 was $411.6 million, up 19% from $345.9 million in the second quarter of 2011. Contributing to the increase in total revenue was a 37% increase in revenue on consumer loan balances and an 8% increase in fees and service charges on pawn loans during the second quarter of 2012 as compared to the second quarter of 2011. Consolidated net revenue increased 11%, to $233.6 million, which led to a 9% increase in income from operations in the second quarter of 2012 compared to the same period in 2011. Consolidated income from operations for the second quarter of 2012 was $54.2 million and included approximately $1.1 million of expenses in the second quarter of 2012 associated with due diligence conducted on an abandoned acquisition opportunity and expenses directly related to the proposed Enova initial public offering, which equated to approximately 2 cents per share after taxes.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “The success of our e-commerce segment’s prior expansion into foreign markets led to a 33% growth in operating income related to e-commerce activities in the second quarter of 2012 compared to the second quarter of 2011. We are excited about the diversification of earnings between international and domestic sources within our e-commerce segment and the long term prospects for continued growth of this segment. We ended the second quarter of 2012 with a healthy year-over-year increase of 7% in pawn loan balances in our U.S. locations; however, our pawn lending business did not experience the growth in pawn loan balances that we expected in the second quarter. Consequently, the rate of revenue and operating income growth of our retail services segment fell short of our expectations for the quarter. Overall however, we are pleased with our consolidated revenue and earnings increases in the second quarter.”

For the first six months of fiscal year 2012, total revenue increased 22%, to $869.1 million compared to $710.8 million for the same period in 2011. Income from operations through the first six months of fiscal year 2012 increased 12% to $126.2 million, and the Company posted a 13% increase in net income to $71,287,000 ($2.24 per share) for the first six months of fiscal year 2012 compared to $63,359,000 ($1.99 per share) for the same period in 2011.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 26, at 7:00 AM CDT. A live webcast of the call will be available on the Investor Relations section of the Company’s corporate website (http://www.cashamerica.com). To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s website following the call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 22, 2012 to shareholders of record on August 8, 2012.

Outlook for the Third Quarter of 2012 and Related Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans and the disposition of unredeemed collateral by way of consumer spending on retail sales and the commercial sale of refined gold and diamonds. Other elements which could affect the growth in revenue include the regulatory governance of consumer loan products and the development and growth of new markets for the Company’s e-commerce distribution platform for consumer lending products, as well as developments related to its pawn operations in Mexico. As the Company enters the third quarter of 2012, management anticipates that demand for the Company’s consumer loan products will continue on a similar pace to the one we have experienced in the second quarter of 2012 with a continued heavier weighting to the international portfolio. Demand for the Company’s pawn lending products has proven more challenging in the second quarter and management expects growth in its pawn lending business but is more reserved about expectations for the remainder of 2012.

Based on its views and on the preceding factors, management expects the third quarter 2012 net income per share to be between 95 cents and $1.05 per share compared to $1.08 per share in the third quarter of 2011. This estimated range for the third quarter of 2012 does not include deferred costs of approximately $3.0 million related to Enova’s proposed initial public offering that was withdrawn. These costs will be recognized during the third quarter and are estimated to be approximately 6 cents per share after taxes. Based on the Company’s growth through the first half of 2012, which produced earnings per share of $2.24, and factors noted above for the remainder of 2012, management expects its fiscal year 2012 earnings per share to be in a range of between $4.35 and $4.60 per share, compared to $4.25 per share in fiscal 2011, excluding the unusual expenses noted above of approximately 6 cents per share.

About the Company

As of June 30, 2012, Cash America International, Inc. had 1,086 total locations offering specialty financial services to consumers, which include 790 lending locations (including one unconsolidated franchised location) operating in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 195 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 95 unconsolidated franchised and six Company-owned check cashing centers operating in 16 states in the United States under the name “Mr. Payroll” as of June 30, 2012. Additionally, as of June 30, 2012, the Company offered consumer loans over the Internet to customers in 32 states in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.poundstopocket.co.uk
http://www.enova.com	http://www.dollarsdirect.com.au
http://www.cashnetusa.com	http://www.dollarsdirect.ca
http://www.netcredit.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products; risks related to the Company’s previously-announced proposed initial public offering of Enova; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company's services and the continued acceptance of the online distribution channel by the Company’s online loan customers; fluctuations in the price of gold or a deterioration in economic conditions; changes in competition; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company’s arbitration agreements; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; security breaches, cyber attacks or fraudulent activity; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Consolidated Operations:
Total revenue	$411,644	$345,939	$869,132	$710,803
Net revenue	233,608	209,848	490,392	425,976
Total expenses	179,377	160,024	364,153	312,924

Income from Operations	$54,231	$49,824	$126,239	$113,052

Income before income taxes	47,283	43,796	112,114	101,335

Net Income	$29,220	$27,245	$69,743	$63,032

Net loss (income) attributable to the noncontrolling interest	600	(264)	1,544	327

Net Income Attributable to Cash America International, Inc.	$29,820	$26,981	$71,287	$63,359

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.01	$0.91	$2.41	$2.14
Diluted	$0.94	$0.84	$2.24	$1.99

Weighted average common shares outstanding:
Basic	29,645	29,593	29,631	29,673
Diluted	31,822	31,994	31,867	31,828

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)
	June 30,		December 31,
	2012	2011	2011

Assets
Current assets:
Cash and cash equivalents	$68,939	$48,375	$62,542
Pawn loans	232,909	229,343	253,519
Consumer loans, net	226,364	160,371	222,778
Merchandise held for disposition, net	144,814	132,192	161,884
Pawn loan fees and service charges receivable	44,606	41,757	48,003
Income taxes receivable	-	3,598	-
Prepaid expenses and other assets	34,578	33,835	31,301
Deferred tax assets	37,846	32,560	35,065
Total current assets	790,056	682,031	815,092
Property and equipment, net	255,685	232,715	246,429
Goodwill	564,313	546,674	562,721
Intangible assets, net	32,819	28,638	34,771
Other assets	15,503	14,179	15,236
Total assets	$1,658,376	$1,504,237	$1,674,249

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$93,569	$86,565	$113,113
Customer deposits	11,537	10,440	9,935
Income taxes currently payable	2,135	-	12,880
Current portion of long-term debt	35,939	19,773	34,273
Total current liabilities	143,180	116,778	170,201
Deferred tax liabilities	93,930	92,979	89,712
Noncurrent income tax payable	2,449	2,638	2,315
Other liabilities	1,137	1,711	1,413
Long-term debt	438,462	431,734	503,018
Total liabilities	$679,158	$645,840	$766,659

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	166,135	165,840	167,683
Retained earnings	845,292	705,502	776,060
Accumulated other comprehensive (loss) income	(3,988)	11,195	(6,896)
Treasury shares, at cost (929,223 shares, 942,722 shares and 1,011,356 shares at June 30, 2012 and 2011, and at December 31, 2011, respectively)	(34,861)	(33,492)	(37,419)
Total Cash America International, Inc. shareholders' equity	975,602	852,069	902,452
Noncontrolling interest	3,616	6,328	5,138
Total equity	979,218	858,397	907,590
Total liabilities and equity	$1,658,376	$1,504,237	$1,674,249

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue
Pawn loan fees and service charges	$72,051	$66,453	$144,950	$131,735
Proceeds from disposition of merchandise	155,956	143,875	364,339	315,802
Consumer loan fees	180,722	132,414	353,562	255,541
Other	2,915	3,197	6,281	7,725
Total Revenue	411,644	345,939	869,132	710,803
Cost of Revenue
Disposed merchandise	105,639	90,962	243,960	200,198
Consumer loan loss provision	72,397	45,129	134,780	84,629
Total Cost of Revenue	178,036	136,091	378,740	284,827

Net Revenue	233,608	209,848	490,392	425,976
Expenses
Operations and administration	164,190	147,716	334,345	288,174
Depreciation and amortization	15,187	12,308	29,808	24,750
Total Expenses	179,377	160,024	364,153	312,924
Income from Operations	54,231	49,824	126,239	113,052
Interest expense	(6,693)	(5,831)	(13,869)	(11,442)
Interest income	28	20	57	42
Foreign currency transaction loss	(252)	(185)	(165)	(281)
Equity in loss of unconsolidated subsidiary	(31)	(32)	(148)	(36)
Income before Income Taxes	47,283	43,796	112,114	101,335
Provision for income taxes	18,063	16,551	42,371	38,303
Net Income	29,220	27,245	69,743	63,032
Net loss (income) attributable to the noncontrolling interest	600	(264)	1,544	327
Net Income Attributable to Cash America International, Inc.	$29,820	$26,981	$71,287	$63,359
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.01	$0.91	$2.41	$2.14
Diluted	$0.94	$0.84	$2.24	$1.99
Weighted average common shares outstanding:
Basic	29,645	29,593	29,631	29,673
Diluted	31,822	31,994	31,867	31,828
Dividends declared per common share	$0.035	$0.035	$0.070	$0.070

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following table outlines certain data related to the Company’s pawn loan activities as of and for the three and six months ended June 30, 2012 and 2011 (dollars in thousands).

	2012			2011
	Domestic	Foreign	Total	Domestic	Foreign	Total
As of June 30,
Ending pawn loan balances	$221,572	$11,337	$232,909	$207,330	$22,013	$229,343
Ending merchandise balance, net	$132,758	$12,056	$144,814	$124,054	$8,138	$132,192

Three Months Ended June 30,
Pawn loan fees and service charges	$68,185	$3,866	$72,051	$61,158	$5,295	$66,453
Average pawn loan balance outstanding	$207,195	$13,661	$220,856	$187,148	$21,910	$209,058
Amount of pawn loans written and renewed	$231,354	$15,186	$246,540	$221,658	$25,515	$247,173
Annualized yield on pawn loans	132.4%	113.8%	131.2%	131.1%	96.9%	127.5%
Average amount per pawn loan (in ones)	$129	$84	$121	$123	$105	$121
Gross profit margin on disposition of merchandise	34.0%	10.3%	32.3%	39.2%	14.0%	36.8%
Merchandise turnover	2.9	3.5	3.0	2.7	6.1	2.9

	2012			2011
Six Months Ended June 30,	Domestic	Foreign	Total	Domestic	Foreign	Total
Pawn loan fees and service charges	$137,598	$7,352	$144,950	$121,384	$10,351	$131,735
Average pawn loan balance outstanding	$214,058	$14,613	$228,671	$186,580	$21,184	$207,764
Amount of pawn loans written and renewed	$436,809	$33,823	$470,632	$401,197	$46,400	$447,597
Annualized yield on pawn loans	129.3%	101.2%	127.5%	131.2%	98.5%	127.9%
Average amount per pawn loan (in ones)	$130	$92	$123	$122	$107	$120
Gross profit margin on disposition of merchandise	34.7%	10.0%	33.0%	38.5%	14.1%	36.6%
Merchandise turnover	3.2	3.8	3.3	3.0	5.8	3.2

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES MERCHANDISE DISPOSITION, GROSS PROFIT AND OPERATING DATA (dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company’s cost basis in the loan or the amount paid for purchased merchandise. Retail sales include the sale of jewelry and general merchandise direct to consumers through the Company’s domestic and foreign retail services locations or over the Internet. Commercial sales include the sale of refined gold, platinum, silver, and diamonds to brokers or manufacturers. The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three and six months ended June 30, 2012 and 2011 (dollars in thousands).

	Three Months Ended June 30,
	2012			2011

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$83,623	$72,333	$155,956	$76,792	$67,083	$143,875
Gross profit on disposition	$31,701	$18,616	$50,317	$30,641	$22,272	$52,913
Gross profit margin	37.9%	25.7%	32.3%	39.9%	33.2%	36.8%
Percentage of total gross profit	63.0%	37.0%	100.0%	57.9%	42.1%	100.0%

	Six Months Ended June 30,
	2012			2011

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$195,655	$168,684	$364,339	$174,232	$141,570	$315,802
Gross profit on disposition	$73,447	$46,932	$120,379	$69,126	$46,478	$115,604
Gross profit margin	37.5%	27.8%	33.0%	39.7%	32.8%	36.6%
Percentage of total gross profit	61.0%	39.0%	100.0%	59.8%	40.2%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at June 30, 2012 and 2011 (dollars in thousands).

	As of June 30,
	2012		2011
	Amount	%	Amount	%

Jewelry - held for one year or less	$89,125	61.3	$85,062	64.0
Other merchandise - held for one year or less	49,666	34.1	43,222	32.5
Total merchandise held for one year or less	138,791	95.4	128,284	96.5
Jewelry - held for more than one year	2,562	1.8	1,840	1.4
Other merchandise - held for more than one year	4,161	2.8	2,768	2.1
Total merchandise held for more than one year	6,723	4.6	4,608	3.5
Total merchandise held for disposition	$145,514	100.0	$132,892	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following table sets forth consumer loan fees by segment, adjusted for the deduction of the loan loss provision for the three and six months ended June 30, 2012 and 2011 (dollars in thousands).

	Three Months Ended June 30,
	2012			2011
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$25,894	$126,316	$152,210	$25,031	$96,806	$121,837
Interest and fees on installment loans	2,685	25,827	28,512	2,289	8,288	10,577
Consumer loan fees	$28,579	$152,143	$180,722	$27,320	$105,094	$132,414
Consumer loan loss provision	6,603	65,794	72,397	4,756	40,373	45,129
Consumer loan fees, net of loss provision	$21,976	$86,349	$108,325	$22,564	$64,721	$87,285

Year-over-year change - $	$(588)	$21,628	$21,040	$801	$15,553	$16,354
Year-over-year change - %	(2.6)%	33.4%	24.1%	3.7%	31.6%	23.1%
Consumer loan loss provision as a % of consumer loan fees	23.1%	43.2%	40.1%	17.4%	38.4%	34.1%

	Six Months Ended June 30,
	2012			2011
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Interest and fees on short-term loans	$52,805	$247,698	$300,503	$49,760	$187,070	$236,830
Interest and fees on installment loans	5,146	47,913	53,059	3,395	15,316	18,711
Consumer loan fees	$57,951	$295,611	$353,562	$53,155	$202,386	$255,541
Consumer loan loss provision	11,069	123,711	134,780	7,939	76,690	84,629
Consumer loan fees, net of loss provision	$46,882	$171,900	$218,782	$45,216	$125,696	$170,912

Year-over-year change - $	$1,666	$46,204	$47,870	$(1,105)	$26,537	$25,432
Year-over-year change - %	3.7%	36.8%	28.0%	(2.4)%	26.8%	17.5%
Consumer loan loss provision as a % of consumer loan fees	19.1%	41.8%	38.1%	14.9%	37.9%	33.1%

In addition to providing consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has provided disclosure regarding consumer loans written, which is statistical data that is not included in the Company’s financial statements. The Company also provides allowances and liabilities for losses on consumer loans on a combined basis, which are GAAP measures.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

The following tables summarize selected data related to the Company’s consumer loan activities as of June 30, 2012 and 2011 and for the three and six months ended June 30, 2012 and 2011.

				Three Months Ended		Six Months Ended
				June 30,		June 30,
				2012	2011	2012	2011
	Combined consumer loan loss provision as a % of combined consumer loans written(a)			8.8%	6.4%	8.4%	6.3%
	Charge-offs (net of recoveries) as a % of combined consumer loans written(a)			7.2%	6.0%	8.0%	6.5%
	Combined consumer loan loss provision as a % of consumer loan fees			40.1%	34.1%	38.1%	33.1%

(a)	The disclosure regarding the amount and number of consumer loans written is statistical data that is not included in the Company’s financial statements.

		As of June 30,
		2012			2011
		Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
	Ending consumer loan balances:
	Retail Services
	Short-term loans	$46,700	$7,055	$53,755	$48,500	$8,432	$56,932
	Installment loans	9,146	6,296	15,442	6,980	4,754	11,734
	Total Retail Services, gross	55,846	13,351	69,197	55,480	13,186	68,666
	E-Commerce
	Domestic
	Short-term loans	66,239	37,093	103,332	43,156	31,127	74,283
	Installment loans	25,795	-	25,795	10,132	-	10,132
	Total Domestic, gross	92,034	37,093	129,127	53,288	31,127	84,415

	Foreign
	Short-term loans	94,411	3,541	97,952	72,655	2,946	75,601
	Installment loans	54,644	-	54,644	16,159	-	16,159
	Total Foreign, gross	149,055	3,541	152,596	88,814	2,946	91,760
	Total E-Commerce, gross	241,089	40,634	281,723	142,102	34,073	176,175

	Total ending loan balance, gross	296,935	53,985	350,920	197,582	47,259	244,841
	Less: Allowance and liabilities for losses(a)	(70,571)	(2,795)	(73,366)	(37,211)	(2,137)	(39,348)
	Total ending loan balance, net	$226,364	$51,190	$277,554	$160,371	$45,122	$205,493
	Allowance and liability for losses as a % of combined consumer loans and fees receivable, gross(b)	23.8%	5.2%	20.9%	18.8%	4.5%	16.1%

(a)

GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company's credit services organization programs (the "CSO programs"), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its financial statements.

(b)	Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

	CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

	The following tables summarize consumer loans written for the three and six months ended June 30, 2012 and 2011 (dollars in thousands).

		Three Months Ended June 30,
		2012			2011
		Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
	Amount of consumer loans written:
	Retail Services
	Short-term loans	$177,924	$35,295	$213,219	$179,193	$41,283	$220,476
	Installment loans	2,153	4,296	6,449	2,142	3,578	5,720
	Total Retail Services	180,077	39,591	219,668	181,335	44,861	226,196
	E-Commerce
	Domestic
	Short-term loans	114,143	181,120	295,263	102,774	155,189	257,963
	Installment loans	16,101	-	16,101	7,410	-	7,410
	Total Domestic	130,244	181,120	311,364	110,184	155,189	265,373

	Foreign
	Short-term loans	246,373	17,251	263,624	185,814	14,170	199,984
	Installment loans	31,728	-	31,728	11,999	-	11,999
	Total Foreign	278,101	17,251	295,352	197,813	14,170	211,983
	Total E-Commerce	408,345	198,371	606,716	307,997	169,359	477,356

	Total amount of consumer loans written	$588,422	$237,962	$826,384	$489,332	$214,220	$703,552

	Number of consumer loans written:
	Retail Services
	Short-term loans	381,179	64,945	446,124	381,208	73,121	454,329
	Installment loans	1,943	567	2,510	1,632	754	2,386
	Total Retail Services	383,122	65,512	448,634	382,840	73,875	456,715
	E-Commerce
	Domestic
	Short-term loans	370,193	250,776	620,969	310,842	220,090	530,932
	Installment loans	15,796	-	15,796	6,281	-	6,281
	Total Domestic	385,989	250,776	636,765	317,123	220,090	537,213

	Foreign
	Short-term loans	473,060	23,144	496,204	348,236	20,968	369,204
	Installment loans	28,421	-	28,421	10,074	-	10,074
	Total Foreign	501,481	23,144	524,625	358,310	20,968	379,278
	Total E-Commerce	887,470	273,920	1,161,390	675,433	241,058	916,491

	Total number of consumer loans written	1,270,592	339,432	1,610,024	1,058,273	314,933	1,373,206

(a)	The disclosure regarding the amount and number of consumer loans written is statistical data that is not included in the Company’s financial statements.
(b)	Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES CONSUMER LOAN FINANCIAL AND OPERATING DATA (dollars in thousands, except where otherwise noted)

		Six Months Ended June 30,
		2012			2011
		Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
	Amount of consumer loans written:
	Retail Services
	Short-term loans	$353,598	$72,662	$426,260	$337,411	$82,516	$419,927
	Installment loans	3,664	6,156	9,820	4,979	5,067	10,046
	Total Retail Services	357,262	78,818	436,080	342,390	87,583	429,973
	E-Commerce
	Domestic
	Short-term loans	214,201	343,402	557,603	205,563	310,534	516,097
	Installment loans	27,367	-	27,367	13,039	-	13,039
	Total Domestic	241,568	343,402	584,970	218,602	310,534	529,136

	Foreign
	Short-term loans	486,895	35,048	521,943	337,197	25,066	362,263
	Installment loans	56,410	-	56,410	20,953	-	20,953
	Total Foreign	543,305	35,048	578,353	358,150	25,066	383,216
	Total E-Commerce	784,873	378,450	1,163,323	576,752	335,600	912,352

	Total amount of consumer loans written	$1,142,135	$457,268	$1,599,403	$919,142	$423,183	$1,342,325

	Number of consumer loans written:
	Retail Services
	Short-term loans	750,563	131,676	882,239	732,479	144,297	876,776
	Installment loans	3,480	844	4,324	3,547	1,062	4,609
	Total Retail Services	754,043	132,520	886,563	736,026	145,359	881,385
	E-Commerce
	Domestic
	Short-term loans	686,578	469,902	1,156,480	614,594	435,109	1,049,703
	Installment loans	25,811	-	25,811	12,831	-	12,831
	Total Domestic	712,389	469,902	1,182,291	627,425	435,109	1,062,534

	Foreign
	Short-term loans	925,263	46,499	971,762	644,764	39,089	683,853
	Installment loans	50,203	-	50,203	18,218	-	18,218
	Total Foreign	975,466	46,499	1,021,965	662,982	39,089	702,071
	Total E-Commerce	1,687,855	516,401	2,204,256	1,290,407	474,198	1,764,605

	Total number of consumer loans written	2,441,898	648,921	3,090,819	2,026,433	619,557	2,645,990

(a)	The disclosure regarding the amount and number of consumer loans written is statistical data that is not included in the Company’s financial statements.
(b)	Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

The following tables contain operating segment data for the three and six months ended June 30, 2012 and 2011 (dollars in thousands).

Corporate operations primarily include corporate expenses, such as personnel, legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax, collections support, and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include: corporate property and equipment, non-qualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended June 30, 2012
Revenue
Pawn loan fees and service charges	$68,185	$3,866	$72,051	$-	$-	$-	$-	$72,051
Proceeds from disposition of merchandise	144,484	11,472	155,956	-	-	-	-	155,956
Consumer loan fees	28,579	-	28,579	73,802	78,341	152,143	-	180,722
Other	2,185	211	2,396	288	11	299	220	2,915
Total revenue	243,433	15,549	258,982	74,090	78,352	152,442	220	411,644
Disposed merchandise	95,345	10,294	105,639	-	-	-	-	105,639
Consumer loan loss provision	6,603	-	6,603	30,643	35,151	65,794	-	72,397
Total cost of revenue	101,948	10,294	112,242	30,643	35,151	65,794	-	178,036

Net revenue	141,485	5,255	146,740	43,447	43,201	86,648	220	233,608
Expenses
Operations and administration	88,204	7,822	96,026	25,773	27,778	53,551	14,613	164,190
Depreciation and amortization	7,514	1,121	8,635	2,727	300	3,027	3,525	15,187
Total expenses	95,718	8,943	104,661	28,500	28,078	56,578	18,138	179,377
Income (loss) from operations	$45,767	$(3,688)	$42,079	$14,947	$15,123	$30,070	$(17,918)	$54,231
As of June 30, 2012
Total assets	$900,302	$113,498	$1,013,800	$360,912	$152,888	$513,800	$130,776	$1,658,376
Goodwill			$353,945			$210,368		$564,313

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended June 30, 2011
Revenue
Pawn loan fees and service charges	$61,158	$5,295	$66,453	$-	$-	$-	$-	$66,453
Proceeds from disposition of merchandise	130,264	13,582	143,846	29	-	29	-	143,875
Consumer loan fees	27,320	-	27,320	55,212	49,882	105,094	-	132,414
Other	2,522	174	2,696	110	229	339	162	3,197
Total revenue	221,264	19,051	240,315	55,351	50,111	105,462	162	345,939
Disposed merchandise	79,252	11,687	90,939	23	-	23	-	90,962
Consumer loan loss provision	4,756	-	4,756	16,504	23,869	40,373	-	45,129
Total cost of revenue	84,008	11,687	95,695	16,527	23,869	40,396	-	136,091
Net revenue	137,256	7,364	144,620	38,824	26,242	65,066	162	209,848
Expenses
Operations and administration	81,772	7,936	89,708	19,463	20,176	39,639	18,369	147,716
Depreciation and amortization	6,224	1,460	7,684	2,574	208	2,782	1,842	12,308
Total expenses	87,996	9,396	97,392	22,037	20,384	42,421	20,211	160,024
Income (loss) from operations	$49,260	$(2,032)	$47,228	$16,787	$5,858	$22,645	$(20,049)	$49,824
As of June 30, 2011
Total assets	$836,555	$135,852	$972,407	$304,586	$92,342	$396,928	$134,902	$1,504,237
Goodwill			$336,392			$210,282		$546,674

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES INCOME FROM OPERATIONS BY OPERATING SEGMENT (in thousands)

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Six Months Ended June 30, 2012
Revenue
Pawn loan fees and service charges	$137,598	$7,352	$144,950	$-	$-	$-	$-	$144,950
Proceeds from disposition of merchandise	340,470	23,869	364,339	-	-	-	-	364,339
Consumer loan fees	57,951	-	57,951	142,926	152,685	295,611	-	353,562
Other	5,147	260	5,407	453	5	458	416	6,281
Total revenue	541,166	31,481	572,647	143,379	152,690	296,069	416	869,132
Disposed merchandise	222,473	21,487	243,960	-	-	-	-	243,960
Consumer loan loss provision	11,069	-	11,069	52,597	71,114	123,711	-	134,780
Total cost of revenue	233,542	21,487	255,029	52,597	71,114	123,711	-	378,740

Net revenue	307,624	9,994	317,618	90,782	81,576	172,358	416	490,392
Expenses
Operations and administration	179,463	16,016	195,479	49,589	54,501	104,090	34,776	334,345
Depreciation and amortization	14,646	2,249	16,895	5,339	563	5,902	7,011	29,808
Total expenses	194,109	18,265	212,374	54,928	55,064	109,992	41,787	364,153
Income (loss) from operations	$113,515	$(8,271)	$105,244	$35,854	$26,512	$62,366	$(41,371)	$126,239

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Six Months Ended June 30, 2011
Revenue
Pawn loan fees and service charges	$121,384	$10,351	$131,735	$-	$-	$-	$-	$131,735
Proceeds from disposition of merchandise	290,925	24,848	315,773	29	-	29	-	315,802
Consumer loan fees	53,155	-	53,155	113,923	88,463	202,386	-	255,541
Other	6,247	276	6,523	343	537	880	322	7,725
Total revenue	471,711	35,475	507,186	114,295	89,000	203,295	322	710,803
Disposed merchandise	178,829	21,346	200,175	23	-	23	-	200,198
Consumer loan loss provision	7,939	-	7,939	33,662	43,028	76,690	-	84,629
Total cost of revenue	186,768	21,346	208,114	33,685	43,028	76,713	-	284,827

Net revenue	284,943	14,129	299,072	80,610	45,972	126,582	322	425,976
Expenses
Operations and administration	164,333	17,197	181,530	38,367	35,491	73,858	32,786	288,174
Depreciation and amortization	12,269	2,971	15,240	5,322	400	5,722	3,788	24,750
Total expenses	176,602	20,168	196,770	43,689	35,891	79,580	36,574	312,924
Income (loss) from operations	$108,341	$(6,039)	$102,302	$36,921	$10,081	$47,002	$(36,252)	$113,052

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of June 30, 2012 and 2011. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland,” “Pawn X-Change” and “Mr. Payroll.” The Company’s foreign retail services locations (of which the Company is a majority owner) operate under the name “Prenda Fácil.”

	As of June 30,
	2012			2011
	Domestic(a)(b)	Foreign(a)	Total	Domestic(a)(b)	Foreign(a)	Total
Retail services locations offering:
Both pawn and consumer lending	577	-	577	572	-	572
Pawn lending only	130	195	325	125	184	309
Consumer lending only	83	-	83	85	-	85
Other (c)	101	-	101	118	-	118
Total retail services	891	195	1,086	900	184	1,084

(a)	Except as described in (c) below, includes locations that operate in 23 states in the United States as of both June 30, 2012 and 2011, respectively, and 21 jurisdictions in Mexico, as of both June 30, 2012 and 2011, respectively.
(b)	Includes unconsolidated franchised locations as follows: one location operating under the name “Cash America Pawn” as of June 30, 2012 and nine locations operating under the names “Cash America Pawn” and “SuperPawn” as of June 30, 2011.
(c)	As of June 30, 2012 and 2011, includes six and six consolidated Company-owned check cashing locations, respectively, and 95 and 112 unconsolidated franchised check cashing locations, respectively. As of June 30, 2012 and 2011, includes locations that operate in 16 and 18 states in the United States, respectively.

E-Commerce Segment

As of June 30, 2012, the Company’s e-commerce operating segment offered consumer loans to customers over the Internet:

  in the United States at http://www.cashnetusa.com and http://www.netcredit.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

The following table includes, as of June 30, 2012 and 2011, the number of states in the United States and other foreign countries where the Company’s e-commerce segment operates.

	June 30, 2012	June 30, 2011
United States	32	30
United Kingdom	Y	Y
Australia	Y	Y
Canada	Y	Y

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES ADJUSTED EARNINGS PER SHARE

Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The following table provides a reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively (dollars in thousands, except per share data):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2012		2011		2012		2011
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share

Net income attributable to Cash America International, Inc.	$29,820	$0.94	$26,981	$0.84	$71,287	$2.24	$63,359	$1.99

Adjustments:
Intangible asset amortization, net of tax	664	0.02	981	0.03	1,403	0.04	2,085	0.07
Non-cash equity-based compensation, net of tax	942	0.03	838	0.03	1,915	0.06	1,607	0.05
Convertible debt non-cash interest and issuance cost amortization, net of tax	583	0.02	550	0.02	1,166	0.04	1,090	0.03
Foreign currency transaction loss, net of tax	156	-	115	-	103	-	175	0.01
Adjusted earnings	$32,165	$1.01	$29,465	$0.92	$75,874	$2.38	$68,316	$2.15

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Trailing 12 Months Ended
	June 30,
	2012	2011
Net income attributable to Cash America International, Inc.	$143,891	$125,972

Adjustments:
Depreciation and amortization expenses	59,207	47,744
Interest expense, net	27,859	22,713
Foreign currency transaction loss	1,149	570
Equity in loss of unconsolidated subsidiary	216	172
Provision for income taxes	86,428	75,835
Net loss attributable to the noncontrolling interest	(2,014)	(661)
Adjusted EBITDA	$316,736	$272,345

Adjusted EBITDA margin calculated as follows:
Total revenue	$1,741,393	$1,420,088
Adjusted EBITDA	316,736	272,345
Adjusted EBITDA as a percentage of total revenue	18.2%	19.2%

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100